SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of April 4th, 2014 (the “Agreement”), by and between HEALTHCARE CORPORATION OF AMERICA, a Delaware corporation with its principal office and place of business at 66 Ford Road, Suite 230, Denville, NJ 07834 (“HCCA” or the “Company”), 340BASICS, INC. (“340 Basics”), a New Jersey corporation with its principal office and place of business at 66 Ford Road, Denville, NJ 07834 (each of HCCA and 340 Basics, is an “Obligor”) and SELWAY CAPITAL HOLDINGS LLC, on behalf of the parties listed in Exhibit A to the NPA (hereinafter defined) (the “Secured Party” and the “Secured Parties”, as applicable) (each, a “Party”, and together the “Parties”).

WHEREAS, the Secured Parties are providing debt financing to HCCA, which financing is evidenced by the Note Purchase Agreement to be entered into concurrently with this Agreement (the “NPA”) and accompanying Notes by HCCA made payable to Secured Parties in the aggregate amount of $1,000,000 (the “Notes”); and

WHEREAS, 340Basics, a wholly-owned subsidiary of HCCA, is providing a secured guaranty of payment of HCCA’s obligations under the Notes (the “Guaranty”);

NOW, THEREFORE, for value received and in consideration of the foregoing and to induce Secured Parties to grant such financing, the Obligors hereby pledge, assign, transfer, sets over and grant to Secured Parties a continuing lien and security interest in the Collateral, as defined in Section 3 hereof.

1. Definitions.

(i)                             All capitalized terms not defined hereunder in this Section 1 or otherwise in this Agreement herein shall have the meaning ascribed to them in the NPA and/or Notes, as denoted. All other terms which are used in this Agreement which are defined in the Uniform Commercial Code shall have the same meanings herein as such terms are defined in the Uniform Commercial Code as in effect in the State of Delaware from time to time (the “UCC”), unless this Agreement shall otherwise specifically provide.

(ii)                           “Assets” shall be mean all Documents, Goods, Insurance, Intellectual Property, Investment Related Property, Letter of Credit Rights, Money, Non-payment Contracts, Receivables Contracts and Receivable Records (which for the avoidance of doubt include Accounts receivable), Commercial Tort Claims, General Intangibles, Material Contracts, motor vehicles and other personal property of any kind, Proceeds, products, accessions, rents and profits of or in respect of the foregoing, and all the tangible and intangible assets, monies, property and rights of any kind whatsoever without exception, whether now or hereafter at any time in the future owned by or in the possession of the applicable party in any manner or way whatsoever (including, for the avoidance of any doubt, and without limitation, all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any property or rights), and all the stocks, shares, debentures, bonds, notes, instruments, bills drawn or made by others, securities and other documents or instruments of any kinds owned by the applicable party and/or which the applicable party has any right in connection thereto or is entitled to give instructions to sell now and at any time in the future, held by said party and/or by others and/or any rights in respect thereof.

(iii)                         “Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

(iv)                         “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

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(v)                           “Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in the UCC.

(vi)                         “Commercial Tort Claims” shall mean all “commercial tort claims” as defined in the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule III hereto (as such schedule may be amended or supplemented from time to time).

(vii)                       “Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC.

(viii)                     “Copyrights” shall mean all United States, state and foreign copyrights, all mask works, whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefore, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

(ix)                         “Deposit Accounts” shall mean all “deposit accounts” as defined in Article 9 of the UCC.

(x)                           “Documents Evidencing Goods” shall mean all “documents” as defined in the UCC evidencing, representing or issued in connection with Goods.

(xi)                         “Equipment” shall mean: (i) all “equipment” as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the UCC), (iii) all Fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located, now or hereafter existing.

(xii)                       “Fixtures” shall mean all “fixtures” as defined in Article 9 of the UCC.

(xiii)                     “General Intangibles” shall mean all “general intangibles” as defined in Article 9 of the UCC and shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds and all licenses, permits, concessions and authorizations (in each case, regardless of whether characterized as general intangibles under the UCC).

(xiv)                     “Goods” shall mean all “goods” as defined in Article 9 of the UCC and shall include, without limitation, all Inventory, Equipment and Documents Evidencing Goods.

(xv)                       “Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

(xvi)                     “Insurance” shall mean all insurance policies covering any or all of the Assets (regardless of whether is the loss payee thereof).

(xvii)                   “Intellectual Property” shall mean any and all know-how, processes, technologies, software, code, scripts, firmware, service, network or product architectures, work plans, drawings, flow charts, sketches, models, samples, tools, technical information or data, inventions, discoveries, techniques, technical information and all related proprietary rights worldwide arising under law, and whether or not perfected or registered, including all (i) Patents, Patent applications and Patent rights, (ii) rights associated with works of authorship including trademarks, Copyrights, Copyright applications, Copyright registrations, mask work rights, mask work applications, mask work registrations, (iii) rights relating to the protection of trade secrets and confidential information, (iv) any right analogous to those set forth in this definition and any other proprietary rights relating to intangible property, (v) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, or hereafter filed, issued or acquired, and (vi) improvements, developments and derivative works in respect of any of the aforementioned.

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(xviii)                 “Inventory” shall mean: (i) all “inventory” as defined in the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all merchandise, raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the entity’s business; all goods in which the entity has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the entity, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

(xix)                     “Investment Accounts” shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

(xx)                       “Investment Related Property” shall mean all “investment property” (as such term is defined in Article 9 of the UCC).

(xxi)                     “Letter of Credit Right” shall mean “letter-of-credit right” as defined in the UCC.

(xxii)                   “Material Contract” shall mean any contract or other arrangement to which the entity is a party for which breach, nonperformance, cancellation or failure to renew would be determined by the entity’s board of directors to have a material adverse effect on the business condition (financial or otherwise) or results of operations of the entity or on the ability of the entity to comply with any applicable obligations hereunder or under the NPA and/or Note.

(xxiii)                 “Money” shall mean “money” as defined in the UCC.

(xxiv)                 “Non-Assignable Contract” shall mean any agreement, contract or license to which the entity is a party that by its terms purport to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

(xxv)                   “Next Round Financing Obligations” shall mean such covenants and obligations in the NPA in respect of and/or relating to the Next Financing Round (as defined in the NPA).

(xxvi)                 “Non-payment Contract” means any contract or agreement to which the entity is a party other than any contract where the account debtor's principal obligation is a monetary obligation; provided, however that Non-payment Contracts shall not include any Receivables Contracts.

(xxvii)               “Patents” shall mean all United States, state and foreign patents and applications for letters patent throughout the world, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

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(xxviii)             “Payment Intangible” shall have the meaning specified in the UCC.

(xxix)                 “Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Assets or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

(xxx)                   “Receivables Contracts” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records; provided, however, that Receivables Contracts shall not include any Investment Related Property.

(xxxi)                 “Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables Contracts, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables Contracts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables Contracts, whether in the possession or under the control of the applicable entity or any computer bureau or agent from time to time acting for the entity or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any receivable.

(xxxii)               “Record” shall have the meaning specified in the UCC.

(xxxiii)             “Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

(xxxiv)             “Securities Accounts” shall mean all “securities accounts” as defined in Article 8 of the UCC.

2. Security Arrangement.

This Agreement secures, via the Security Interest set forth in Section 3 hereunder, HCCA’s and/or the Guarantor’s payment and performance of all of HCCA’s obligations under the NPA and Notes, including all costs and expenses (including reasonable attorney’s fees), incurred by any Secured Party in the disbursement, administration and collection of the loan evidenced by the Notes; (b) all costs and expenses (including reasonable attorney's fees), incurred by any Secured Party in the protection, maintenance and enforcement of the security interest hereby granted; (c) all obligations of the Obligors in any other agreement relating to the NPA and Notes; and (d) any modifications, renewals, refinancings, or extensions of the foregoing obligations. The Notes, the Guaranty and all other obligations secured hereby (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)) are collectively called the “Obligations.”

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3. Security Interests.

A.	Stock Pledge. HCCA hereby grants to the Secured Parties a first priority lien on and security interest in, and acknowledges and agrees that Secured Parties have and shall continue to have a continuing first priority lien on and security interest in, all right, title, and interest of HCCA in all shares of capital stock of 340Basics, Inc., a New Jersey corporation, owned or held (including beneficially) by HCCA, whether now owned or hereafter acquired, and all substitutions and additions to such shares, whether by way of stock split or otherwise (herein, the “Pledged Securities”). For purposes of this Agreement, the term “Pledged Securities” includes all dividends, distributions, and sums distributable or payable from, upon or in respect of such shares of 340Basics, Inc., and all other rights and privileges incident to such shares, and all proceeds of the foregoing. In respect of the Pledged Securities, HCCA is delivering to Selway Capital Holdings, LLC, on behalf of the Secured Parties, all stock certificates representing the Pledged Securities, a stock power, executed with blank date, in the form attached hereto as Exhibit A (the “Stock Power”), to be exercised pursuant to Section 8(b) herein.

B.	340 Basics Security Interest. 340Basics hereby grants to Secured Party a continuing first priority lien on and security interest (the “340Basics Security Interest”) in and to any and all Assets of 340 Basics and the profits and benefits derived therefrom and all other rights and privileges incident thereto (the “340Basics Assets”).

C.	HCCA Security Interest. HCCA hereby grants to Secured Party a continuing second priority lien on and security interest (the “Asset Security Interest” and together with the Pledged Securities and 340 Basics Security Interest, the “Security Interest”) in and to all Assets of HCCA, other than the Pledged Securities and Stock Collateral, and the profits and benefits derived therefrom and all other rights and privileges incident thereto, including equity interests in all other subsidiaries (the “HCCA Assets”, and together with the Stock Collateral, the “Collateral”). Notwithstanding anything to the contrary herein, the Asset Security Interest shall be subordinate only to the security interest of Partners for Growth, Inc. (the “Prior Security Interest”), and shall be deemed a first priority security interest for all other purposes.

D.	Certain Limited Exclusions
E.	. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 3.B or 3.C hereof attach to any lease, license, contract, property rights or agreement to which the Obligor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attached immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii).

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4. Perfection of Security Interests.

(a) The Obligors shall, if and when requested by the Secured Party in writing, execute such further assurances, and do all such acts and things as are reasonably necessary or as the Secured Party may reasonably require over or in relation to the Pledged Securities, 340Basics Security Interest and Assets Security Interest to maintain, perfect or protect the security rights created by this Agreement.

(b) The Secured Parties are hereby authorized to file financing statements and amendments to financing statements without any Obligor's signature in accordance with the UCC. The Obligor hereby authorizes Secured Parties to file all financing statements and amendments to financing statements describing the Collateral in any filing office as required to perfect the Security Interest in the Collateral. Obligor agrees to comply with the requirements of all state and federal laws and requests of Secured Party in order for Secured Party to have and maintain a valid and perfected (first or second, as applicable) security interest in the Collateral.

(c) Each of the officers of the Secured Parties, or such other person as the Secured Parties may authorize, is hereby irrevocably made, constituted and appointed the true and lawful attorney for the Obligor (without requiring it to act as such) with full power of substitution to do the following: (a) execute in the name of Obligor, schedules, assignments, instruments, documents and statements that Obligor is obligated to give Secured Parties hereunder or is necessary to perfect (or continue to evidence the perfection of such Security Interest); (b) during the continuance of an Event of Default, endorse the name of Obligor upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Obligor and constitute collections on such Collateral, and to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and (c) during the continuance of an Event of Default, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do such other and further acts and deeds in the name of such Obligor that the Secured Parties may reasonably deem necessary or desirable to enforce any Collateral or Security Interest in the Collateral.

(d) Notwithstanding anything herein to the contrary, (i) the Obligors shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Secured Party, (ii) the Obligors shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Secured Parties shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iii) the exercise by the Secured Parties of any of the rights hereunder shall not release the Obligors from any of duties or obligations under the contracts and agreements included in the Collateral.

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5. Pledged Securities Voting Rights.

(a) The voting and other consensual rights and similar rights or powers attaching to the Pledged Securities (the “Voting Rights”) shall be vested in the Secured Parties. Nevertheless, until the occurrence of an Event of Default, or failure to meet the Next Financing Round Obligations set forth in Section 6 of the NPA (each, a “Voting Event”), HCCA may exercise any and all such Voting Rights, save that: (i) that no such exercise may violate or be inconsistent with the express terms or purpose of this Agreement, the NPA and/or Note; (ii) that no such exercise may have the effect of impairing the position or interests of the Secured Parties. Upon the occurrence of a Voting Event, the Secured Party shall have the sole and exclusive right, but not the obligation, and authority to exercise the Voting Rights and shall be entitled to exercise or refrain from exercising such rights in such manner as the Secured Party may in its absolute discretion deem fit, and have all such rights as further set forth in the proxy attached hereto, executed by HCCA and 340 Basics with blank date, and to be confirmed, dated and executed by Secured Party following the provision of notice as set forth in sub-section (b) below (the “Voting Proxy”).

(b) By signing this Pledge Agreement, each Obligor confirms that a written notice from the Secured Party to 340 Basics stating that a Voting Event has occurred, shall be sufficient for 340 Basics to accept the Secured Party as being exclusively entitled to such rights and other powers which it is entitled to exercise pursuant to this Section upon the occurrence of such a Voting Event.

6. Event of Default.

An event of default hereunder (“Event of Default”) shall mean the occurrence or existence of any of the following:

(i)                 any Event of Default under the Note or NPA; or

(ii)               any circumstance in which the Obligors fail to pay any sum due from it pursuant to the NPA and/or Note at the time and in the manner specified in the NPA and/or Note, or otherwise is in breach of this Agreement, the NPA, the Note and/or the Guaranty; or

(iii)             any representation or statement made by the Obligors in this Agreement, the NPA, the Note and/or the Guaranty, or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading when made or deemed to have been made; or

(iv)             the Obligors fail duly to perform or comply with any covenant or other obligation expressed to be assumed by it in this Agreement, the NPA, the Note and/or the Guaranty, or any of the exhibits, schedules or annexes hereto and thereto; or

(v)               any event or series of events occur(s), which, in the reasonable opinion of Secured Parties, may have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Obligors or on the ability of the Obligors to comply with any of the obligations hereunder or under the NPA, the Note and/or the Guaranty.

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7. Covenants.

The Obligors hereby covenants and agrees that from and after the date hereof and until the payment in full of the Obligations, unless otherwise explicitly waived in writing (on a per-occurrence basis) by the Secured Parties:

(a) Obligors shall at all times own the Collateral free and clear of any and all liens, claims, encumbrances, security interests or charges of any kind whatsoever, except for the lien created by this Agreement, the Prior Security Interest, or the security interest granted in connection with the Securities Purchase Agreement dated as of December 31, 2013, to certain noteholders.

(b) Each Obligor shall keep and maintain books and records relating to the Collateral and such books and records relating thereto as Secured Parties may reasonably request, and Obligors shall, at all reasonable times and from time to time, permit Secured Parties, their respective agents or representatives, to reasonably examine and inspect each Obligor’s books and records relating to the Collateral.

(c) Each Obligor shall defend its title to the Collateral against all persons and against all claims or demands of any kind whatsoever.

(d) Each Obligor shall promptly notify the Secured Parties in writing of any event known to the Obligor, which materially adversely affects the value of the Collateral.

(e) Each Obligor shall pay, when due, all charges, taxes, assessments and fees which may now or hereafter be imposed upon the ownership, sale, purchase or possession of the Collateral; and Secured Parties may, but are under no duty to, pay said items and charge the cost of same to Obligor.

(f) Each Obligor will, at any time at Secured Party's request deliver within five (5) business day to Secured Parties account statements and trade confirmations specifically identifying all of the Collateral.

(g) Each Obligor shall not transfer ownership of its assets to a third party other than in the ordinary course of business; nor create or permit to exist any encumbrance over all or any of its present or future revenues or assets; nor distribute any dividends; nor receive or make any loan or advance from or to a third party or incur or receive any debt other than debt incurred in the ordinary course of business consistent with past business practices, and in an amount less than $10,000; nor issue any guarantee or otherwise incur any contingent liability other than in the ordinary course of business, and in an amount less than $10,000.

8. Rights and Remedies on Default.

Upon the occurrence of any Event of Default, the following shall apply:

(a) The Secured Parties shall have the right to declare all Obligations of the Obligors to Secured Parties immediately due and payable.

(b) The Secured Parties shall have the right to proceed against all or any portion of the Collateral in any order and may apply such Collateral to the liabilities and obligations of the Company and/or any Obligor to Secured Parties in any order, including without limitation, acceptance of the execution of the Stock Power, filling in the date and instruction to 340Basics to register the Secured Parties as the holders of the Pledged Securities and all actions in respect thereof, for which 340Basics hereby undertakes and covenants to fulfill to the best of its ability. The Secured Parties may transfer or register the Collateral or any part thereof into their nominee's name with or without any indication that such Collateral is subject to the lien created hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Secured Parties may at any time exchange certificates or other instruments representing or evidencing Collateral for certificates or other instruments of smaller or larger denominations, as applicable.

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(c) In addition to all other rights, options and remedies granted to the Secured Parties under this Agreement, the Secured Parties may, upon the occurrence of an Event of Default, exercise any other rights granted to it under the UCC and any other applicable law, including, without limitation, the following rights and remedies: take possession of, send notices, and collect directly the Collateral, with or without judicial process (including, without limitation the right to notify the United States postal authority to redirect all mail addressed to each Obligor to an address designated by the Secured Parties).

(d) Notwithstanding the provisions of this Agreement, on and after the occurrence of an Event of Default, the Secured Parties may (but shall not be obligated to) elect, in lieu of the remedies specified hereinabove, to retain all of the Collateral as full and complete liquidated damages for any amounts then due and owing under the Obligation, whereby the Secured Parties shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to them.

For the sake of clarity, the exercise of any one right or remedy hereinabove, shall not be deemed a waiver or release of any other right or remedy, and the Secured Parties, upon the occurrence of an Event of Default, may proceed against the Company, any Obligor, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

9. Termination of Security Interest.

Upon satisfaction in full by Obligors of the Obligations as notified in writing by the Secured Parties: (i) this Agreement and the security interest herein created shall terminate and be of no further force or effect, and (ii) the Secured Parties shall execute and deliver to Obligor for filing any and all necessary termination statements pursuant to the UCC.

10. Modification.

The terms of this Agreement may not be changed, varied, modified, or altered except by a writing signed by the Secured Parties (or a nominee thereof) and the Obligors.

11. Non-Waiver of Rights; Cumulative Remedies; Further Assurances.

No delay or omission on the part of the Secured Parties in exercising any of their rights hereunder, nor the acquiescence in or waiver by the Secured Parties of a breach of any term, covenant or condition of this Agreement shall be deemed or construed to operate as a waiver of such rights or acquiescence thereto except in the specific instance for which given. Any single or partial exercise of any right hereunder shall not thereafter preclude any other or further exercise of any other rights. The rights and remedies of the Secured Parties hereunder are cumulative and not exclusive of any rights or remedies provided by law or hereunder and all such rights and remedies may be exercised singularly or concurrently. Each party will execute and deliver, or cause to be duly executed and delivered, such further instruments and documents and do or use its best efforts to cause to be done such further acts as may be necessary to effectuate the provisions or purposes of this Agreement.

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12. Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), email (with receipt confirmed), courier service or personal delivery:

(a)

If to the Secured Parties, to:

Selway Capital Holdings, LLC

900 Third Avenue, 19th floor

New York, NY 10022

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10004

Attention: Kerry Propper

with a copy to:

Pearl Cohen Zedek Latzer Baratz LLP
1500 Broadway
New York, NY 10036 Attn: Oded Kadosh, Esq. (e-mail) okadosh@pearlcohen.com (fax) (646) 878-0838

(b)	If to the Obligors, to:

Healthcare Corporation of America

66 Ford Road, Suite 230

Denville, NJ 07834

Attention: __________________

(e-mail)

(fax)

340Basics, Inc.

66 Ford Road, Suite 230

Denville, NJ 07834

Attention: __________________

(e-mail)

(fax)

All such notices and communications shall be deemed to have been duly given when delivered in accordance with this Section.

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13. Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that Obligor may not assign any and all of its obligations hereunder without the prior written consent of the Secured Party.

14. Applicable Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of law principles.

15. Consent to Jurisdiction.

All judicial proceedings brought against the Obligor arising out of this Agreement, may be brought in any state or federal court of competent jurisdiction in the County of New York, State of New York. By executing and delivering this agreement, the Obligor, for itself and in connection with its properties, irrevocably accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; waives any defense of forum non conveniens; agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable Obligor at its address provided in accordance with this Agreement; agrees that service as provided above is sufficient to confer personal jurisdiction over the applicable Obligor in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that the Secured Party retains the right to serve process in any other manner permitted by law or to bring proceedings against the Obligor in the courts of any other jurisdiction.

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18. Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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19. Headings.

The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20. Severability.

The invalidity or unenforceability of any provisions of this Agreement pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Agreement shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Agreement shall remain in full force and effect. If the Agreement may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

21. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

***Remainder of page left intentionally blank. Signature page follows.***

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[signature page #1 of 2 to SECURITY AGREEMENT between HEALTHCARE CORPORATION OF AMERICA, 340 BASICS, INC. and SELAY CAPITAL HOLDINGS LLC]

Obligor Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

HEALTHCARE CORPORATION OF AMERICA

By:

Name:

Title:

STATE OF	}
	}	ss.:
COUNTY OF	}

On this __ day of ____________, 2014, before me, the undersigned, _______________, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as an authorized officer of HEALTHCARE CORPORATION OF AMERICA

Notary Public

340BASICS, INC.

By:

Name:

Title:

STATE OF	}
	}	ss.:
COUNTY OF	}

On this __ day of ____________, 2014, before me, the undersigned, _______________, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that such individual executed the same in such individual’s capacity as an authorized officer of 340 BASICS, INC.

Notary Public

13

[signature page #2 of 2 to SECURITY AGREEMENT between HEALTHCARE CORPORATION OF AMERICA, 340 BASICS, INC. and SELAY CAPITAL HOLDINGS LLC]

Secured Parties Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

SELWAY CAPITAL HOLDINGS LLC

By:

Name:

Title:

14

EXHIBIT A

STOCK POWER SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto SELWAY CAPITAL HOLDINGS LLC (the “Transferee”), [insert number] shares of Common Stock of 340Basics, Inc., a New Jersey corporation, standing in the name of the undersigned on the books of the Company, constituting one hundred percent (100%) of the issued and outstanding stock standing on the books of the Company; as reflected in the attached certificate number(s)         ; and the undersigned does hereby irrevocably constitute and appoint the Secretary or other proper officer of 340Basics, Inc. as attorney to transfer such stock on the books of 340Basics, Inc. with full power of substitution.

Dated:

By:

HEALTHCARE CORPORATION OF AMERICA

The stock certificates underlying the aforementioned shares are hereby attached to this STOCK POWER.

Agreed and Confirmed:

340 BASICS, INC.

By:

Name:

Title:

Agreed and Confirmed:

SELWAY CAPITAL HOLDINGS LLC

By:

Name:

Title:

15

EXHIBIT B

IRREVOCABLE PROXY AND ATTORNEY-IN-FACT

FOR VALUE RECEIVED, the undersigned, HEALTHCARE CORPORATION OF AMERICA, a Delaware corporation hereinafter referred to as the “Stockholder”, in respect of all of the shares held, beneficially or directly, by it in 340 BASICS, INC. (the “Company” and the “Shares”), hereby constitutes and appoints SELWAY CAPITAL HOLDINGS LLC (the “Proxy Holder”), with full power of substitution, as Stockholder’s true and lawful proxy and attorney-in-fact with respect to all matters arising in connection with any action affecting or relating to the interest or Shares of the Stockholder in the Company, including, without limitation, voting rights and other rights in respect thereof or related thereto, and/or the exercise or waiver of any of the above, with full power in its name and on its behalf to otherwise to take all actions and to do all things necessary or proper, required, contemplated or deemed advisable by the Proxy Holder in its discretion, including the execution and delivery of all documents, and to vote at any meeting (and any adjournment or postponement thereof) of the Company’s stockholders (including any class meeting), and in connection with any written consent of the Company’s stockholders, in any matter whatsoever, without limitation, and generally to act for and in the name of the Stockholder as fully as would the Stockholder if then personally present and acting or otherwise capable.

IRREVOCABLE.  The proxy and power of attorney granted herein shall be irrevocable unless otherwise indicated in writing by the Proxy Holder, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke all prior proxies granted by Stockholder.  Stockholder shall not grant to any person any proxy which conflicts with the proxy granted herein, and any attempt to do so shall be void.  The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Stockholder.

EXERCISE.  The Proxy Holder may exercise the proxy granted herein and shall have the right to vote all of the Stockholder Shares at any meeting of the Company’s stockholders and in any action by written consent of the Company’s stockholders. The vote of the Proxy Holder shall control in any conflict between a vote of or written consent with respect to the Shares by the Proxy Holder and a vote or action by Stockholder with respect to the Shares.

[signature page to follow]

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[signature page #1 of 2 to IRREVOCABLE PROXY AND ATTORNEY-IN-FACT of HEALTHCARE CORPORATION OF AMERICA holdings in 340 BASICS, INC.]

IN WITNESS WHEREOF, the undersigned has executed and sealed this Proxy and Power of Attorney as of this_______day of _____________, ________.

HEALTHCARE CORPORATION OF AMERICA

By:

Name:

Title:

Agreed and Confirmed:

340 BASICS, INC.

By:

Name:

Title:

Agreed and Confirmed:

SELWAY CAPITAL HOLDINGS LLC

By:

Name:

Title:

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